UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 1, 2011

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On September 1, 2011, Overstock.com, Inc. (the “Company”) sent or caused to be sent notice to holders of the Company’s 3.75% Convertible Senior Notes due December 1, 2011 (the “Notes”) that the Company will optionally redeem all of the outstanding Notes on September 21, 2011 pursuant to Section 3.1 of the Indenture dated November 23, 2004 originally between the Company and Wells Fargo Bank, N.A.  Holders of the Notes have until 5:00 p.m. Eastern Time on September 19, 2011 to convert their Notes into shares of the Company’s Common Stock in accordance with the Indenture.

The redemption price will be 100% of the principal amount of the Notes, plus any accrued and unpaid interest to September 21, 2011.  As of September 1, 2011, the outstanding balance of the Notes was $24.5 million.

The Company will fund the redemption of the Notes with a combination of cash on hand and a $17 million draw under its Financing Agreement with U.S. Bank National Association.

Wilmington Trust Company now serves as trustee (the “Trustee”) for the holders of the Notes under the Indenture.

This announcement is only a summary of certain provisions of the Notes and the Indenture. A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert the Notes is set forth in the Indenture. All holders are urged to review the redemption and conversion provisions contained in the Notes and the Indenture in their entirety.

On September 1, 2011, the Company issued a press release regarding the redemption of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated September 1, 2011.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” The forward-looking statements include all statements regarding the redemption of the Notes. In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on July 28, 2011, that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date: September 1, 2011